As filed with the Securities and Exchange Commission on September 12, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HC2 HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1708481
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

460 Herndon Parkway, Suite 150

Herndon, Virginia 20170

(Address of Principal Executive Offices, Including Zip Code)

HC2 Holdings, Inc. 2014 Omnibus Equity Award Plan

(Full title of the plans)

Andrea L. Mancuso

Acting General Counsel and Corporate Secretary

460 Herndon Parkway, Suite 150

Herndon, Virginia 20170

(Name and address of agent for service)

(703) 456-4100

(Telephone number, including area code, of agent for service)

Copies to:

Thomas Monson, Esq.

Jenner & Block LLP

353 N. Clark Street, Chicago, IL 60654-3456

(312) 840-8611 (telephone)

(312) 840-8711 (fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company.)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share(1)	5,000,000 (1)	$3.975 (2)	$19,875,000 (2)	$2,559.90

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) also covers an indeterminate number of additional shares of the common stock of HC2 Holdings, Inc. (the “Registrant”), par value $0.001 per share (the “ Common Stock”), that may be offered or issued by reason of certain corporate transactions or events, including any stock dividend, stock split or any other similar transaction effected which results in an increase in the number of shares of Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rules 457(h) and 457(c) under the Securities Act. The proposed maximum aggregate offering price was calculated based upon the market value of the shares of Common Stock in accordance with Rule 457(c) and is equal to the product of (i) $3.975, the average of the high and low prices per share of Common Stock on the OTCQB on September 5, 2014 (which is within five business days of the filing hereof), multiplied by (ii) 5,000,000 shares of Common Stock issuable pursuant to the HC2 Holdings, Inc. 2014 Omnibus Equity Award Plan (the “2014 Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC are incorporated herein by reference:

1.	The description of the Common Stock included in Item 1 under the caption “Common Stock” contained in the Registrant’s registration statement on Form 8-A filed with the SEC on June 20, 2011, and any amendment or report filed for the purpose of updating such description.

2.	Registrant’s Annual Report for the year ended December 31, 2013 on Form 10-K filed with the SEC on March 31, 2014.

3.	Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 9, 2014 and for the quarter ended June 30, 2014 filed with the SEC on August 11, 2014.

4.	Registrant’s Current Reports on Form 8-K filed with the SEC on January 27, 2014, April 11, 2014, May 13, 2014, May 23, 2014, June 4, 2014 (as subsequently amended by Registrant’s Current Report on Form 8-K/A filed with the SEC on August 14, 2014), June 18, 2014, August 14, 2014, August 21, 2014 and September 12, 2014.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys’ fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. Registrant maintains policies insuring its and its subsidiaries’ officers and directors against specified liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Article Sixth of Registrant’s Second Amended and Restated Certificate of Incorporation, as amended (the “Charter”), and Section 5 of Article V of the Second Amended and Restated By-laws, as amended (the “By-laws”), of Registrant provide that, to the fullest extent permitted under the Delaware General Corporation Law, its directors will not be personally liable for monetary damages for breach of fiduciary duty as a director. In addition, Article Seventh of the Charter and Section 1 and Section 4, respectively, of Article V of the By-laws, provide that Registrant shall indemnify and hold harmless and advance expenses to the fullest extent permitted by Delaware law to its directors and officers who are made or are threatened to be made a party or are otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative.

In addition, Registrant has entered into indemnification agreements with its officers and directors, including its Chairman and Chief Executive Officer. These agreements require Registrant to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with Registrant.

The foregoing summaries are subject to the complete text of the Delaware General Corporation Law, Registrant’s Charter and By-laws and the other arrangements referred to above and are qualified in their entirety by reference thereto.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits listed under the caption “Exhibits Index” of this Registration Statement are incorporated by reference herein.

Item 9. Undertakings.

a.	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under “Item 6—Indemnification of Directors and Officers”, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on this 12th day of September, 2014.

HC2 HOLDINGS, INC.

By:	/s/ Andrea L. Mancuso
	Name:	Andrea L. Mancuso
	Title:	Acting General Counsel & Corporate Secretary

POWER OF ATTORNEY

We, the undersigned officers and directors of the Registrant, hereby severally constitute and appoint Andrea L. Mancuso or Mesfin Demise our true and lawful attorney-in-fact with full power to her or him to sign for us and in our names in the capacities indicated below, this Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable the Registrant to comply with all requirements of the SEC, hereby ratifying and confirming our signatures as they may be signed by said attorney-in-fact to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on September 12, 2014:

Signature	Title

/s/ Philip A. Falcone	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)
Philip A. Falcone

/s/ Mesfin Demise	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Mesfin Demise

/s/ Robert M. Pons	Director
Robert M. Pons

/s/ Wayne Barr, Jr.	Director
Wayne Barr, Jr.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Amended and Restated By-laws of HC2 (incorporated by reference to Exhibit 3.2 to HC2’s Current Report on Form 8-K, filed on April 27, 2012) (File No. 001-35210).

4.2	Second Amended and Restated Certificate of Incorporation of HC2 (incorporated by reference to Exhibit 3.1 to HC2’s Form 8-A, filed on June 20, 2011) (File No. 001-35210).

4.3	Certificate of Ownership of HC2 (incorporated by reference to Exhibit 3.1 to HC2’s Current Report on Form 8-K, filed on October 18, 2013) (File No. 001-35210).

4.4	Certificate of Ownership and Merger of HC2 (incorporated by reference to Exhibit 3.1 to HC2’s Current Report on Form 8-K, filed on April 11, 2014) (File No. 001-35210).

4.5	Certificate of Amendment (incorporated by reference to Exhibit 3.1 to HC2’s Current Report on Form 8-K, filed on June 18, 2014) (File No. 001-35210).

4.6	Specimen of Common Stock (incorporated by reference to Exhibit 3.3 to HC2’s Form 8-A, filed on June 20, 2011) (File No. 001-35210).

5.1	Opinion of Jenner & Block LLP.*

15.1	Awareness Letter of Grant Thornton LLP, Independent Certified Public Accountants.*

23.1	Consent of BDO LLP, an independent registered public accounting firm.*

23.2	Consent of Grant Thornton LLP, Independent Certified Public Accountants.*

23.3	Consent of Jenner & Block LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages of this Registration Statement).

99.1	HC2 Holdings, Inc. 2014 Omnibus Equity Award Plan (incorporated by reference to Annex A to HC2’s Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2014) (File No. 001-35210).

*	Filed herewith